EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in the registration statements on Forms S-3 (File No. 333-20153 and File No.
333-23303) and Forms S-8 (File No. 333-41771, File No. 333-43357, File No.
33-51243, and File No. 33-39303) of Tosco Corporation of our report dated March 1, 2000 relating to the financial statements and financial statement schedule as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which appears in this Annual Report on Form 10-K.



                                                PricewaterhouseCoopers LLP



Phoenix, Arizona
March 29, 2000